Exhibit 99

PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, October 26, 2011

Edwardsville, Illinois – First Clover Leaf Financial Corp. (the “Company”)(Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended September 30, 2011.  The dividend will be payable to stockholders of record as of November 10, 2011 and is expected to be paid on November 18, 2011.  The Company has 7,835,725 shares of common stock outstanding.

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